UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008
Yahoo! Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation )	000-28018 (Commission File Number)	77-0398689 (I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)
(408) 349-3300
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
     On March 3, 2008, the Compensation Committee of the Board of Directors of Yahoo! Inc. (“Yahoo!”) approved the 2008 base salary levels and 2007 annual cash bonuses for Yahoo’s principal financial officer and the other executive officers who were named in the Summary Compensation Table of Yahoo!’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2007 and are currently employed by Yahoo! (together with Yahoo!’s principal executive officer, the “Named Executive Officers”). Jerry Yang, Yahoo!’s principal executive officer, receives an annual base salary of $1, and the Compensation Committee did not make any adjustments to his compensation. The following table sets forth the current annual base salary level and the annual bonus for 2007 for each of the following Named Executive Officers:

	2008	2007
	Annual	Annual
Name and Principal Position	Salary	Bonus
Susan Decker President	$815,000	$1,100,250
Blake Jorgensen Chief Financial Officer	$500,000	$405,000
Michael J. Callahan Executive Vice President, General Counsel and Secretary	$420,000	$225,000

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
	By:	/s/ Michael J. Callahan
Date: March 7, 2008		Michael J. Callahan
Executive Vice President, General Counsel and Secretary